Exhibit 23(ii)

Gerald Einhorn

1751 East Oakridge Drive

Salt Lake City, UT 84106

Telephone: (801) 575-8073, Ext. 102

Facsimile: (801) 575-8092

April 24, 2008

WWA Group, Inc.

2465 West 12th Street, Suite 2

Tempe, Arizona 85281

Gentlemen,

The undersigned hereby consents to the use of his opinion of even date as an Exhibit to your Registration Statement to be filed with the United States Securities and Exchange Commission on Form S-1/A-2.

/s/ Gerald Einhorn

Gerald Einhorn

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